POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Stephen Strome, Thomas C. Braum, Jr., and Kenneth P. Kartje, or either of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his name or her name, place and stead, in any and all capacities, to sign any and all filings or reports which may be necessary or appropriate pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (including, but not limited to, any Form 3, Form 4 or Form 5 relating to the beneficial ownership of Handleman Company common stock by the undersigned), and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this Power of Attorney has been signed by the undersigned on the date indicated, and shall remain in effect until revoked by written notice given by the undersigned to said attorneys-in-fact and agents.



	/s/ Paul Daniel Miller
       _____________________
	(signature)

	Paul Daniel Miller
        ____________________
	(name)

	September 7, 2005
Date: ___________________________